Exhibit 10.1

AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of February 14, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Genesis Unicorn Capital Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement, dated February 14, 2022 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at a Special Meeting of the Company held on February 14, 2023, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation (the “Second A&R COI”) giving the Company the right to extend the date by which it has to consummate a business combination for 12 months from February 17, 2023 to February 17, 2024, and (ii) a proposal to amend the Trust Agreement to extend the term by which the Company has to consummate a business combination to from February 17, 2023 to February 17, 2024 in exchange for the Company depositing $0.06 for each issued and outstanding share of common stock issued in the IPO that has not been redeemed for each one-month extension into the Trust Account as provided for in the Second A&R COI.

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Chairman (or Co-Chairman) of the Board of Directors (the “Board”), Secretary or other authorized officer of the Company and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee upon the date which is, the later of (i) the 12 month anniversary (“Initial Business Combination Period”) of the closing of the IPO or (ii) provided that prior to the expiration of the Initial Business Combination Period, there is deposited into the Trust Account the sum of $0.06 for each issued and outstanding share of common stock issued in the IPO that has not been redeemed for each such one-month extension for up to twelve (12) such extensions not to exceed 24 months from the anniversary of the IPO (the “Extension Period”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (net of amounts withdrawn in accordance with this Agreement and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) and distributed to the Public Stockholders of record as of such date.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis E. Wolf, Jr.
Name:	Francis E. Wolf, Jr.
Title:	Vice President

GENESIS UNICORN CAPITAL CORP.

By:	/s/ Samuel Lui
Name:	Samuel Lui
Title:	President and Chief Financial Officer